Exhibit 99.1

IA GLOBAL, INC. INCREASES REVENUE GUIDANCE TO $16.0- $18.0 MILLION FOR THE
MARCH 31, 2008 QUARTER AND PROJECTS PROFITABILITY FOR GLOBAL HOTLINE, INC.

SAN FRANCISCO, CA April 16, 2008/Business Wire/

IA Global, Inc. (Amex: IAO) announced today it is increasing the revenue guidance to $16.0 to $18.0 million for the three months ended March 31, 2008, up from the $15.0 to $17.5 million previously disclosed. The company is also projects the profitability for its wholly owned subsidiary, Global Hotline, Inc., for the three months ended March 31, 2008 and thereafter.

All projections are based on an exchange rate of 105.4 for the three months ended March 31, 2008.

The company expects Global Hotline and possibly the consolidated company to be profitable for the three months ended March 31, 2008.

The company expects to provide updated guidance for the three months ended June 30, 2008 quarter by May 2, 2008.

The company’s CEO, Derek Schneideman, said, “IA Global is well positioned to weather the macroeconomic issues in the United States and Japan. Our Business Processing Outsourcing business is strong and we continue to expanding our operations in the BPO area with new investments in the Philippines. Favorable tailwinds in foreign exchange rates are significantly improving our operating results. We are confident that IA Global will achieve significant revenue growth for the three months ended March 31, 2008 and in 2008/9 and demonstrate increasing profitability.”

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a strategic holding Company with a dedicated focus on growth of existing business, together with expansion through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to nurture and enhance the performance of those businesses across key business metrics, and to deliver accelerating shareholder value.

To realize this plan, in FY 2007/8 and 2008/9 the Company is actively expanding investments in the business process outsourcing, human capital and resources, and B2B sectors. These sectors demonstrate long-term growth prospects in which we, by applying our skills and resources can add significant value to our investments. Beyond Japan, the Company is expanding its reach to encompass Hong Kong/China, the Philippines/Singapore, and India and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., a Business Process Outsourcing organization, operating several major call centers providing outbound telemarketing services for telecommunications and insurance products. Since our acquisition of Global Hotline in June 2005, this business has expanded rapidly with the signing of significant multi-year contracts with major corporations. In the Philippines, we acquired 100% of Shift Resources, LLC, a multi-service call center operation on April 10, 2008.

In the Asia Pacific region, the Company has equity investments of 25.0% in GPlus Media Co Ltd, 20.25% in Slate Consulting Co Ltd and 36.0% in Australian Secured Financial Limited.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. The comments concerning the profitability, revenue and revenue growth, target markets and sectors and the Asia Global B2B strategy are forward looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.